SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2007

Intelsat, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

(441) 294-1650

Registrant’s telephone number, including area code

n/a

(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 2, 2007, Intelsat (Bermuda), Ltd. (“Intelsat Bermuda”) borrowed a $1,000,000,000 term loan due 2014 pursuant to a new $1,000,000,000 Senior Unsecured Credit Agreement by and among Intelsat (Bermuda), Ltd., as the Borrower, Intelsat, Ltd., as Guarantor, and the Several Lenders from time to time parties thereto, Bank of America, N.A., as Administrative Agent, Deutsche Bank Securities Inc., as Syndication Agent, Banc of America Securities LLC and Deutsche Bank Securities Inc., as Joint Lead Arrangers, and Banc of America Securities LLC, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley Senior Funding, Inc., as Joint Bookrunners (the “New Intelsat Bermuda Unsecured Credit Agreement”).

Borrowings under the New Intelsat Bermuda Unsecured Credit Agreement bear interest at either LIBOR plus 250 basis points or the ABR plus 150 basis points. Obligations under the New Intelsat Bermuda Unsecured Credit Agreement are guaranteed by Intelsat, Ltd. and certain of Intelsat Bermuda’s subsidiaries.

The New Intelsat Bermuda Unsecured Credit Agreement contains covenants which include, among other things: a limitation on Intelsat Bermuda and some of its subsidiaries’ ability to incur or guarantee additional debt or issue disqualified or preferred stock; a limitation on Intelsat Bermuda’s and some of its subsidiaries’ ability to pay dividends, make other equity distributions or repurchase or redeem capital stock; a limitation on Intelsat Bermuda’s and some of its subsidiaries’ ability to make certain investments; a limitation on Intelsat Bermuda’s and some of its subsidiaries’ ability to enter into transactions with affiliates; a limitation on merger, consolidation, amalgamation and sale of assets applicable to Intelsat Bermuda and some of its subsidiaries; and a limitation on Intelsat Bermuda’s and some of its subsidiaries’ ability to incur liens on any of Intelsat Bermuda’s assets securing other indebtedness.

The New Intelsat Bermuda Unsecured Credit Agreement also contains events of default with respect to: default in payments of interest after a 30-day grace period or a default in the payment of principal when due; subject to a certain exception, default in the performance of any covenant in the New Intelsat Bermuda Unsecured Credit Agreement that continues for more than 60 days after notice of default has been provided to Intelsat Bermuda; failure to make any payment when due, including applicable grace periods, under any indebtedness for money borrowed by Intelsat, Ltd., Intelsat Bermuda or a significant subsidiary thereof having a principal amount in excess of $75 million; the acceleration of the maturity of any indebtedness for money borrowed by Intelsat, Ltd., Intelsat Bermuda or a significant subsidiary thereof having a principal amount in excess of $75 million; failure by Intelsat, Ltd., Intelsat Bermuda or a significant subsidiary to pay final judgments aggregating in excess of $75 million, which judgments are not discharged, waived or stayed for 60 days; and certain events of bankruptcy, insolvency or reorganization of Intelsat, Ltd., Intelsat Bermuda or a significant subsidiary.

Proceeds of the $1,000,000,000 term loan were contributed to Intelsat Intermediate Holding Company, Ltd., which contributed such proceeds to Intelsat Subsidiary Holding Company, Ltd. On February 2, 2007, Intelsat Subsidiary Holding Company, Ltd. used such proceeds, together with cash on hand, to redeem its outstanding $1,000,000,000 Floating Rate Senior Notes due 2012.

The New Intelsat Bermuda Unsecured Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1

Credit Agreement, dated as of February 2, 2007, by and among Intelsat (Bermuda), Ltd., as the Borrower, Intelsat, Ltd., as Guarantor, and the Several Lenders from time to time parties thereto, Bank of America, N.A., as Administrative Agent, Deutsche Bank Securities Inc., as Syndication Agent, Banc of America Securities LLC and Deutsche Bank Securities Inc., as Joint Lead Arrangers, and Banc of America Securities LLC, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley Senior Funding, Inc., as Joint Bookrunners.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2007

INTELSAT, LTD.

By:	/S/ JEFFREY FREIMARK
Name:	Jeffrey Freimark
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1

Credit Agreement, dated as of February 2, 2007, by and among Intelsat (Bermuda), Ltd., as the Borrower, Intelsat, Ltd., as Guarantor, and the Several Lenders from time to time parties thereto, Bank of America, N.A., as Administrative Agent, Deutsche Bank Securities Inc., as Syndication Agent, Banc of America Securities LLC and Deutsche Bank Securities Inc., as Joint Lead Arrangers, and Banc of America Securities LLC, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley Senior Funding, Inc., as Joint Bookrunners.